Exhibit T3A-41

L-100 NJSA 42 (2/94)	New Jersey Department of the Treasury Division of Revenue Certificate of Formation, Limited Liability Company

This form may be used to record the formation of a Limited Liability Company under and by virtue of New Jersey State law. Applicants must insure strict compliance with NJSA 42, the New Jersey Limited Liability Company Act, and insure that all applicable filing requirements are met. Applicants are advised to seek out private legal assistance before submitting filings to the State.

1.	Name of Limited Liability Company:

Columbia Care New Jersey LLC

2.	The purpose for which this Limited Liability Company is organized is:

To operate a medical marijuana dispensary and all other purposes allowed by law.

3.	Date of formation:

4.	Registered Agent Name & Address (must be in NJ):

Corporation Service Company, Princeton South Corporate Ctr, Ste 160, 100 Charles Ewing Blvd, Ewing, NJ 08628

5.	Dissolution date:

Perpetual

6.	Other provisions (list below or attach to certificate):

The undersigned represent (s) that this filing complies with requirements detailed in NJSA 42. The undersigned hereby request(s) that they are authorized to sign this certificate on behalf of the Limited Liability Company.

Signature:	/s/ Nicholas Vita	Date:	8/1/18

STATE OF NEW JERSEY DEPARTMENT OF TREASURY

FILING CERTIFICATION (CERTIFIED COPY)

COLUMBIA CARE NEW JERSEY LLC

0600453130

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department a Certificate of Formation on August 2nd, 2018 and that the attached is a true copy of this document as the same is taken from and compared with the original(s) filed in this office and now remaining on file and of record.

Certificate Number: 140729724 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp	IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this 3rd dav of August. 2018 /s/ Elizabeth Maher Muoio Elizabeth Maher Muoio State Treasurer

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